Exhibit 99.1

For immediate release	For more information, contact:
Investor Relations
(713) 634-7775
Email: investor@furmanite.com

Furmanite Enters NDT and Inspection Services Market

HOUSTON, TEXAS (February 11, 2013) – Furmanite Corporation (NYSE: FRM), announced today the establishment of a new Non-Destructive Testing (“NDT”) and Inspection Service Line, providing a wide range of NDT, certified visual inspection and inspection management services. The Company initiated its assessment of this market approximately 18 months ago and has since completed three strategic acquisitions and recruited a number of highly qualified inspection professionals in response to strong customer demand for these services.

“Based on the exciting growth opportunities we see within the inspection market, and the positive customer response over the past 18 months, the time is right to officially add this major new service line,” said Charles R. Cox, Chairman and CEO of Furmanite. “We expect that our inspection services will also offer significant mutual synergies with our long established thermal processing and mechanical service offerings.”

Furmanite now has a team of over 200 highly skilled technicians, project managers and other inspection professionals, providing many NDT and inspection services in North America, including; automated ultrasonic testing, phased array, exchanger/condenser tube inspection, industrial radiography utilizing conventional, computed (“CRT”) and digital (“DRT”) radiographic testing methods, visual inspectors certified by API and AWS, inspection program oversight, quality assurance and project management. These services are currently being provided to operators and contractors in the refining, chemical, power generation, mid-stream oil & gas, and manufacturing markets.

The Company plans to make its NDT and Inspection services available through most of its established Service Delivery Centers around the world within the next 24 months. Marketing of these services will be primarily focused on the monitoring, maintenance, renewal and construction of energy, industrial, and municipal infrastructure.

The NDT and Inspection Service Line will initially operate through two units in the United States, one leading direct execution of inspection services and the other providing inspection program oversight and project management services. Together, they provide a comprehensive range of technical and quality assurance capabilities.

“We have solidly established an excellent base of inspection capabilities and resources which positions us for substantial future growth,” said Joe Milliron, President and COO of Furmanite. “Based on the strong demand for these services over the past year, we are very optimistic regarding the future prospects for our new NDT and Inspection service offering. With both continued organic growth and potential further acquisitions, we expect inspection services to represent approximately 10% of total company revenues for 2013,” concluded Milliron.

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM), founded in 1920, is one of the world’s largest specialty industrial services companies, providing world class solutions to customer needs through more than 75 offices on six continents. The Company delivers a wide portfolio of inspection, mechanical and engineering services which help monitor, maintain, renew and construct the global energy, industrial and municipal infrastructures. Furmanite serves a broad range of industry sectors, including refining, offshore, sub-sea, pipeline, power generation, chemical, petrochemical, pulp and paper, water utilities, automotive, mining, marine and steel manufacturing. World Headquarters and Global Support Operations are located in Houston, Texas; Rotterdam, Netherlands; Kendal, United Kingdom and Melbourne, Australia. For more information, visit www.furmanite.com.

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

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